3
                             DISTRIBUTION AGREEMENT


     This DISTRIBUTION AGREEMENT, dated as of March ___, 2001 among CALVERT IMPACT FUND, INC. (the "Fund"), CALVERT DISTRIBUTORS, INC., a Delaware corporation and BOE SECURITIES, INC., a _________________ corporation (each a "Distributor," together, the "Distributors").

     WHEREAS, the Fund is registered as an open-end investment company under the Investment Company Act of 1940 (the "1940 Act") and has registered its shares, including shares of its series, Calvert South Africa Fund, (the "Series"), for sale to the public under the Securities Act of 1933 (the "1933 Act") and various state securities laws;

     WHEREAS, the Fund wishes to retain each Distributor as the principal co-underwriters in connection with the offer and sale of shares of the Series (the "Shares") and to furnish certain other services to the Series as specified in this Agreement;

     WHEREAS, each Distributor is willing to act as principal co-underwriter and to furnish such services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

     1. The Fund hereby appoints each Distributor as principal co-underwriter in connection with the offer and sale of its Shares. The Distributor shall, as agent for the Fund, subject to applicable federal and state law and the Declaration of Trust or Articles of Incorporation, and By-laws of the applicable Fund and in accordance with the representations in the applicable Fund's Registration Statement and Prospectus, as such documents may be amended from time to time: (a) promote the Series; (b) enter into appropriate dealer agreements with other registered broker-dealers to further distribution of the Shares; (c) solicit orders for the purchase of the Shares subject to such terms and conditions as the applicable Fund may specify; (d) transmit promptly orders and payments for the purchase of Shares and orders for redemption of Shares to the applicable Fund's transfer agent; and (e) provide services agreed upon by the applicable Fund to Series shareholders; provided, however, that each Distributor may sell no Shares pursuant to this Agreement until each Distributor is notified that the Fund's Registration Statement under the 1933 Act, authorizing the sale of such Shares through each Distributor, has become effective. The Distributor shall comply with all applicable federal and state laws and offer the Shares on an agency or "best efforts" basis under which the Fund shall only issue such Shares as are actually sold.

     2. The public offering price of the Shares shall be the net asset value ("NAV") per share (as determined by the applicable Fund) of the outstanding Shares of the Series, plus the applicable sales charge, if any, as set forth in the Fund's then current Prospectus. The Fund shall furnish each Distributor with a statement of each computation of NAV and of the details entering into such computation.

3.     Compensation.

     a.     Distribution  Fee.

     i. Class A. In consideration of each Distributor's services as distributor for the Class A Shares of the Fund, the Fund may pay to each Distributor the Distribution Fee as set forth in Schedule I to this Agreement that is payable pursuant to the Fund's Distribution Plan.

     ii. Class B. In consideration of each Distributor's services as distributor for the Class B Shares of the Fund, the Fund shall pay to each Distributor (or its designee or transferee) the Distributor's Allocable Portion of the Distribution Fee; (as set forth in Schedule I to this Agreement) that is payable pursuant to the Fund's Distribution Plan in respect of the Class B Shares of the Fund. For purposes of this Agreement, each Distributor's "Allocable Portion" of the Distribution Fee shall be 50% of such Distribution Fee unless or until the Fund uses a principal underwriter other than either Distributor and thereafter the Allocable Portion shall be the portion of the Distribution Fee attributable to (i) Class B Shares of the Fund sold by each Distributor ("Commission Shares"), (ii) Class B Shares of the Fund issued in connection with the exchange of Commission Shares of another Fund, and (iii)
Class B Shares of the Fund issued in connection with the reinvestment of dividends and capital gains.

     The Distributor's Allocable Portion of the Distribution Fee and the contingent deferred sales charges arising in respect of Class B Shares taken into account in computing each Distributor's Allocable Portion shall be limited under Rule 2830 of the Conduct Rules or other applicable regulations of the NASD as if the Class B Shares taken into account in computing each Distributor's Allocable Portion themselves constituted a separate class of shares of the Fund.

     The services rendered by each Distributor for which each Distributor is entitled to receive the Distributor's Allocable Portion of the Distribution Fee shall be deemed to have been completed at the time of the initial purchase of the Commission Shares (whether of the Fund or another Fund in the Calvert Group of Funds) taken into account in computing each Distributor's Allocable Portion. Notwithstanding anything to the contrary in this Agreement, each Distributor shall be paid its Allocable Portion of the Distribution Fee notwithstanding the Distributor's termination as principal underwriter of the Class B Shares of the Fund, or any termination of this Agreement other than in connection with a Complete Termination (as defined in the Distribution Plan) of the Class B Distribution Plan as in effect on the date of this Agreement. Except as provided in the preceding sentence, the Fund's obligation to pay the Distribution Fee to each Distributor shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever, (it being understood that nothing in this sentence shall be deemed a waiver by the Fund of its right separately to pursue any claims it may have against each Distributor and to enforce such claims against any assets (other than its rights to be paid its Allocable Portion of the Distribution Fee and to be paid the contingent deferred sales charges) of each Distributor.

     iii. Class C. In consideration of each Distributor's services as distributor for the Class C Shares of the Fund, the Fund shall pay to each Distributor their portion of the Distribution Fee as set forth in Schedule I to this Agreement that is payable pursuant to the Fund's Distribution Plan.

     b. Service Fee. As additional compensation, for Class A, Class B, Class C and Class I Shares of the Series, the Fund shall pay each Distributor a service fee (as that term is defined by the National Association of Securities Dealers, Inc. ("NASD")) as set forth in Schedule II to this Agreement that is payable pursuant to the Fund's Distribution Plan.

     c. Front-end Sales Charges. As additional compensation for the services performed and the expenses assumed by each Distributor under this Agreement, each Distributor may, in conformity with the terms and conditions set forth in the then current Prospectus of the Fund, impose and retain for its own account the amount of the front-end sales charge, if any, and may reallow a portion of any front-end sales charge to other broker-dealers, all in accordance with NASD rules.

     d. Contingent Deferred Sales Charge. Each Fund will pay to each Distributor (or its designee or transferee) in addition to the fees set forth in
Section 3 hereof any contingent deferred sales charge imposed on redemptions of that Fund's Class A, Class B and Class C Shares upon the terms and conditions set forth in the then current Prospectus of that Fund. Notwithstanding anything to the contrary in this Agreement, each Distributor shall be paid such contingent deferred sales charges in respect of Class B Shares taken into account in computing each Distributor's Allocable Portion of the Distribution Fee notwithstanding the Distributor's termination as principal underwriter of the Class B shares of the Fund or any termination of this Agreement other than in connection with a Complete Termination of the Class B Distribution Plan as in effect on the date of this Agreement. Except as provided in the preceding sentence, the Fund's obligation to remit such contingent deferred sales charges to each Distributor shall not be subject to any dispute, offset, counterclaim or defense whatsoever, it being understood that nothing in this sentence shall be deemed a waiver by the Fund of its right separately to pursue any claims it may have against each Distributor and to enforce such claims against any assets (other than each Distributor's right to be paid its Allocable Portion of the Distribution Fee and to be paid the contingent deferred sales charges) of each Distributor. No Fund will waive any contingent deferred sales charge except under the circumstances set forth in the Fund's current Prospectus without the consent of each Distributor (or, if rights to payment have been transferred, the transferee), which consent shall not be unreasonably withheld.

     4. Payments to Distributor's Transferees. The Distributor may transfer the right to payments hereunder (but not its obligations hereunder) in order to raise funds to cover distribution expenditures, and any such transfer shall be effective upon written notice from each Distributor to the Fund. In connection with the foregoing, the Fund is authorized to pay all or a part of the Distribution Fee and/or contingent deferred sales charges in respect of Class B Shares directly to such transferee as directed by each Distributor.

     5. Changes in Computation of Fee, etc. As long as the Class B Distribution Plan is in effect, the Fund shall not change the manner in which the Class B Distribution Fee is computed (except as may be required by a change in applicable law or a change in accounting policy adopted by the Investment Companies Committee of the AICPA and approved by FASB that results in a determination by the Fund's independent accountants that any of the sales charges in respect of such Fund, which are not contingent deferred sales charges and which are not yet due and payable, must be accounted for by such Fund as a liability in accordance with GAAP).

     6. As used in this Agreement, the term "Registration Statement" shall mean the registration statement most recently filed by the Fund with the Securities and Exchange Commission and effective under the 1933 Act, as such Registration Statement is amended by any amendments thereto at the time in effect, and the term "Prospectus" shall mean the form of prospectus filed by the Fund as part of the Registration Statement.

     7. Each Distributor shall print and distribute to prospective investors Prospectuses, and may print and distribute such other sales literature, reports, forms, and advertisements in connection with the sale of the Shares as comply with the applicable provisions of federal and state law. In connection with such sales and offers of sale, each Distributor shall give only such information and make only such statements or representations, and require broker-dealers with whom it enters into dealer agreements to give only such information and make only such statements or representations, as are contained in the Prospectus or in information furnished in writing to each Distributor by the Fund. The Fund shall not be responsible in any way for any other information, statements or representations given or made by each Distributor, other broker-dealers, or the representatives or agents of each Distributor or such broker-dealers. Except as specifically permitted under the Distribution Plan under Rule 12b-1 under the 1940 Act, as provided in paragraph 3 of this Agreement, the Fund shall bear none of the expenses of each Distributor in connection with its offer and sale of the Shares.

     8. The Fund agrees at its own expense to register the Shares with the Securities and Exchange Commission, state and other regulatory bodies, and to prepare and file from time to time such Prospectuses, amendments, reports and other documents as may be necessary to maintain the Registration Statement. The Fund shall bear all expenses related to preparing and typesetting its Prospectus(es) and other materials required by law and such other expenses, including printing and mailing expenses related to the Fund's communications with persons who are shareholders of the Fund.

     9. The Fund agrees to indemnify, defend and hold each Distributor, its several officers and directors, and any person who controls each Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which each Distributor, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in its Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect each Distributor against any liability to the Fund or its shareholders to which each Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

     10. Each Distributor agrees to indemnify, defend and hold the Fund, its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement or a material fact contained in information furnished in writing by each Distributor to the Fund for use in the Registration Statement or Prospectus(es) or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus(es) or necessary to make such information not misleading.

     11. The Fund reserves the right at any time to withdraw all offerings of the Shares by written notice to each Distributor at its principal office.

12. Each Distributor is an independent contractor and shall be agent for the Fund only in respect to the offer, sale and redemption of that Fund's Shares.

     13. The services of each Distributor to the Fund under this Agreement are not to be deemed exclusive, and each Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

     14. Each Distributor acknowledges that it has received notice of and accepts the limitations upon the liability of any Fund organized as a business trust set forth in the Fund's Declaration of Trust. The Distributor agrees that the obligations of the Fund hereunder in any case shall be limited to such Fund and to its assets and that each Distributor shall not seek satisfaction of any such obligation from the shareholders of such the Fund nor from any Trustee, officer, employee or agent of such Fund.

     15. The Fund shall not use the name of either Distributor in any Prospectus, sales literature or other material relating to the Fund in any manner not approved prior thereto by each Distributor; provided, however, that each Distributor shall approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the Securities and Exchange Commission or a State Securities Commission; and, provided further, that in no event shall such approval be unreasonably withheld. The Distributor shall not use the name of the Fund in any material relating to each Distributor in any manner not approved prior thereto by the Fund; provided, however that the Fund shall approve all uses of its name which merely refer in accurate terms to the appointment of each Distributor hereunder or which are required by the Securities and Exchange Commission or a State Securities Commission; and, provided further, that in no event shall such approval be unreasonably withheld.

     16. Each Distributor shall prepare written reports for the Board of Trustees/Directors of the Fund on a quarterly basis showing information concerning services provided and expenses incurred which are related to this Agreement and such other information as from time to time shall be reasonably requested by the Fund's Board of Trustees/Directors.

     17. As used in this Agreement, the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meaning given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order; provided, however that, in order to obtain financing, each Distributor may assign to a lending institution the payments due to each Distributor under this Agreement without it constituting an assignment of the Agreement.

     18. Subject to the provisions of sections 19 and 20 below, this Agreement will remain in effect for two years from the date of is execution and from year to year thereafter, provided that neither Distributor notifies the Fund in writing at least sixty (60) days prior to the expiration date in any year that it does not wish continuance of the Agreement as to the Fund for an additional year.

     19. Termination. This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by either Distributor on sixty (60) days' written notice to the other party. The Fund may effect such termination by a vote of
(i) a majority of the Board of Trustees/Directors of the Fund, (ii) a majority of the Trustees/Directors who are not interested persons of the Fund, who are not parties to this Agreement or interested persons of such parties, and who have no direct or indirect financial interest in the operation of the Distribution Plan, in this Agreement or in any agreement related to the Fund's Distribution Plan (the "Rule 12b-1 Trustees/Directors"), or (iii) a majority of the outstanding voting securities of the relevant Series.

     20. This Agreement shall be submitted for renewal to the Board of Trustees/Directors of the Fund at least annually and shall continue in effect only so long as specifically approved at least annually (i) by a majority vote of the Fund's Board of Trustees/Directors, and (ii) by the vote of the majority of the Rule 12b-1 Trustees/Directors of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written by their officers thereunto duly authorized.


Attest:                              CALVERT  IMPACT  FUND,  INC.


By:__________________________          By:__________________________
                                   William  M.  Tartikoff
                                   Vice  President


Attest:                              CALVERT  DISTRIBUTORS,  INC.


By:__________________________          By:__________________________
                                   Ronald  M.  Wolfsheimer
                                   Senior  Vice  President


Attest:                              BOE  SECURITIES,  INC.


By:__________________________          By:__________________________
                              Name:
                              Title:

                                   SCHEDULE I

                                Distribution Fee


Fees are expressed as a percentage of average annual daily net assets, and are payable monthly.

Class  A*     Class  B     Class  C          Class  I

N/A          0.75          0.75               N/A

*Distributor reserves the right to waive all or a portion of the distribution fee from time to time.


DATED:  March  2001

                                   SCHEDULE II

                                   Service Fee

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.


Class  A   Class  B       Class  C      Class  I

0.25       0.25            0.25              N/A


DATED:  March  2001